Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8, dated June 23, 2004, the reference to our report dated March 18, 2004 with respect to the Financial Statements of Age Research Inc., for the year ended December 31, 2003.

Spector & Wong, LLP

/s/ Harold Y. Spector

Pasadena, California

June 23, 2004